Exhibit 99.1

[LOGO OF ASTORIA FINANCIAL CORPORATION]                             NEWS RELEASE

One Astoria Federal Plaza, Lake Success, NY 11042-1085 (516) 327-3000


                               Contact: Peter J. Cunningham
                                        First Vice President, Investor Relations
                                        516-327-7877
FOR IMMEDIATE RELEASE                   ir@astoriafederal.com
---------------------

             ASTORIA FINANCIAL CORPORATION TO ANNOUNCE THIRD QUARTER
               EARNINGS & HOST CONFERENCE CALL ON OCTOBER 20, 2005

Lake Success, New York, September 22, 2005 -- Astoria Financial Corporation (NYSE: AF), announced that it expects to report third quarter earnings on Thursday, October 20, 2005 at approximately 8:00 a.m. Eastern Time (ET). A copy of the news release will be immediately available on its web site, www.astoriafederal.com.

    The Company also announced that George L. Engelke, Jr., Chairman, President & CEO of Astoria will host an earnings conference call on Thursday afternoon at 3:30 p.m. (ET), October 20, 2005.

    Toll-free dial-in:                  (800) 967-7140
    International dial-in:              (719) 457-2629

    A simultaneous webcast of the conference call will also be available on the Company's web site www.astoriafederal.com and will be archived for one year.

    A telephone replay of the conference call will be available on October 20, 2005 from 7 p.m. through Friday, October 28, 2005, 11:59 p.m.

    Replay #  (Domestic):               (888) 203-1112  -     Passcode: 6615654
    Replay #  (International):          (719) 457-0820  -     Passcode: 6615654

        Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association, with assets of $22.8 billion is the sixth largest thrift institution in the United States. Established in 1888, Astoria Federal is the largest thrift depository headquartered in New York with deposits of $12.6 billion and embraces its philosophy of Putting people first by providing the customers and local communities it serves with quality financial products and services through 86 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau and Suffolk counties with a population exceeding that of 39 individual states. Astoria Federal originates mortgage loans through its banking offices and loan production offices in New York, an extensive broker network in twenty-three states, primarily the East Coast and the District of Columbia, and through correspondent relationships in forty-four states and the District of Columbia.

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